EXHIBIT 10.3

                              IRT PROPERTY COMPANY

                        RESTRICTED STOCK AWARD AGREEMENT

     IRT Property Company (the "Company") hereby grants to James G. Levy (the "Executive") 40,000 shares of the Company's $1.00 par value common stock ("Common Stock") set forth herein ("Restricted Stock") pursuant to the IRT Property Company 1998 Long-Term Incentive Plan, and the Executive hereby accepts such grant upon such terms and conditions. Capitalized terms used but not defined herein shall have the meanings specified in the Plan.

     RESTRICTED  STOCK  GRANT

Number  of  shares  of  Restricted  Stock  granted:     40,000
Date  of  Grant:                                        May  30,  2002
Vesting  Date(s)  of  Restricted  Stock:                10%  on  June  1,  2002
                                                        20%  on  June  1,  2003
                                                        30%  on  June  1,  2004
                                                        40%  on  June  1,  2005


Restrictions  applicable  to  Restricted  Stock:

     (a) The Restricted Stock is subject to each of the following restrictions. The term "Restricted Shares" means those shares of Common Stock which are subject to the restrictions imposed hereunder which restrictions have not then expired or terminated. The Restricted Shares may not be sold, transferred, exchanged, pledged, encumbered, or hypothecated to or in favor of any party, other than the Company or a Subsidiary, or be subject to any lien, pledge, hypothecation, security interest, obligation, or liability of the Executive to any other party, other than the Company or a Subsidiary. If the Executive's employment with the Company or any Subsidiary is terminated for any reason other than death, Disability, or as provided in paragraph (b) below, then the Executive shall forfeit all of the Executive's right, title, and interest in and to the Restricted Shares as of the date Executive's employment terminates, and such Restricted Shares shall automatically be reconveyed to the Company without further consideration or any act or action by the Executive. The restrictions imposed under this paragraph (a) shall apply to all shares of Common Stock or other securities issued with respect to the Restricted Stock hereunder in accordance with Article 14 of the Plan.

     (b) The restrictions imposed under paragraph (a) above will expire on respective vesting dates shown above, and the period between the grant date and the date that the respective restrictions expire is referred to herein as the "Restricted Period". For example, if on May 31, 2002 the Executive has since the grant date been in the continuous employ of the Company or a Subsidiary, 4,000 shares will vest and no longer be Restricted Shares that are subject to forfeiture. The foregoing and paragraph (a) notwithstanding, all Restricted
Shares held by the Executive shall immediately vest (i) upon the death or Disability of the Executive, (ii) upon the Executive's termination of employment without cause or for "good reason" pursuant to Section 7(a)(iii) of that certain Employment Agreement by and between the Company and the Executive, dated as of May 30, 2002 (the "Employment Agreement"), or (iii) upon any action of the Board of Directors or the Compensation Committee to vest such shares earlier than the scheduled vesting date. For purposes hereof, "Disability" shall mean the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

     (c) The shares of Common Stock will be issued in the name of the Executive as Restricted Stock, and the certificates representing such shares will be held by the Company during the Restricted Period until vested and until released from any pledge of such shares of Common Stock of the Company.

     (d) The Executive, as the beneficial owner of the Restricted Shares, shall have full voting and dividend rights with respect to the Restricted Shares during the Restricted Period.

     (e) Certificates representing shares of Restricted Stock shall bear the following legend:

THE SHARES ARE SUBJECT TO A RESTRICTED STOCK AWARD AGREEMENT DATED AS OF May 30, 2002 (THE "AWARD AGREEMENT"), AND NO SHARES NOR ANY RIGHTS OR INTERESTS THEREIN MAY BE SOLD, EXCHANGED, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT IN ACCORDANCE WITH THE AWARD AGREEMENT.

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The  following  additional terms shall apply to this Restricted Stock Agreement:

     1. TAX WITHHOLDING. Prior to the delivery of any certificate or certificates for shares acquired upon the vesting of Restricted Stock hereunder, the Executive must satisfy federal, state and local withholding tax obligations by either (a) delivering to the Company whole shares of Common Stock, or (b) directing the Company to withhold certain of such shares, or (c) remitting to the Company a sufficient amount of cash to satisfy the withholding requirements. No election to satisfy withholding under (a) or (b) shall be effective unless approved by the Board of Directors of the Company, in its sole discretion. If withholding is to be satisfied under either (a) or (b), the Common Stock used for payment shall have a Fair Market Value (as determined by the Board) on the date of delivery or withholding, which shall be the date the withholding tax is determined, equal to the minimum amount of the taxes to be withheld. Any election by the Executive to satisfy withholding under (a) or (b) must be made in writing, signed by the Executive and delivered by the Executive prior to the date the amount of the withholding tax is determined, and shall be irrevocable. The portion of any withholding tax represented by a fractional share must be paid in cash. The obligations of the Company under this Agreement will be conditional on such payment or arrangements, and the Company, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such withholding amounts from any payment of any kind otherwise due to the Executive.

     2. PAYMENT OF WITHHOLDING OBLIGATIONS. Prior to the delivery of stock certificates to the Executive pursuant to vesting of shares of Restricted Stock, the Executive shall deliver to the Company his check and/or a stock certificate registered in the name of the Executive duly assigned to the Company (with the assignment guaranteed by a bank, trust company, member firm of the New York Stock Exchange ("NYSE") or other participant in a Signature Guarantee Medallion Program), or directions for withholding of shares (as applicable) which the Board of Directors has permitted the Executive to transfer for satisfying federal and state withholding tax obligations.

     3. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in this Agreement shall interfere with or limit in any way the right of the Company or Subsidiary to terminate the Executive's employment at any time, nor confer upon the Executive any right to continue in the employ of the Company or any Parent or Subsidiary. This Agreement is not intended to, nor shall it effect any change in the terms or interpretation of any employment or change in control agreement between the Company or any Subsidiary and the Executive.

     4. DELIVERY OF SHARES. Certificates representing the shares of Common Stock will be delivered by the Company to the Executive as soon as practicable after vesting of the Restricted Stock and any release from pledge, but such delivery may be postponed for such period as may be required for the Company with reasonable diligence to comply if deemed advisable by the Company, with registration requirements under the 1933 Act, listing requirements under the rules of the NYSE, applicable withholding requirements and requirements under any other law or regulation applicable to the issuance or transfer of such shares.

     5. SUCCESSORS. This Agreement shall be binding upon and inure to the benefit of the Parties' respective permitted successors and assigns, in accordance with the terms of this Restricted Stock Award Agreement.

     6. PLAN CONTROLS. The terms contained in the Plan are incorporated into and made a part of this Agreement, and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

     7. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. All shares of Restricted Stock, and shares of Common Stock resulting after the Restricted Period from such shares of Restricted Stock are hereby pledged to secure the Executive's obligations under a Secured Promissory Note and a Pledge Agreement of even date herewith and all certificates representing all such shares shall be held by the Company until all of the Executive's obligations under the Secured Promissory Note and Pledge Agreement have been irrevocably paid in full, or otherwise in the Company's sole discretion, as and to the extent such shares are released.


                      [signatures appear on following page]

IN WITNESS WHEREOF, IRT Property Company, acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Executive has executed this Agreement, all as of May 30, 2002.


                           IRT  PROPERTY  COMPANY


                           By: /s/  Thomas H. McAuley
                              -----------------------
                           Name:  Thomas  H.  McAuley
                           Date:    May  30,  2002

     As of May 30, 2002, I hereby accept the above Restricted Stock grant in accordance with and subject to the terms and conditions set forth above, and pledge all such Restricted Stock to the Company, and I agree that any shares of Common Stock, together with all substitutions and replacements therefore received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws. I agree to notify the Company at least five business days in advance of any proposed sale or other disposition of any such shares following the vesting thereof and as permitted by the Pledge Agreement.


                                    /s/  James G. Levy
                                    ------------------
                                    Executive